INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Riviera Holdings Corporation on Form S-8 of our report dated February 14, 2000 appearing in the Annual Report on Form 10-K of Riviera Holding Corporation for the year ended December 31, 1999.

/s/ Deloitte & Touche LLp

DELOITTE & TOUCHE LLP
Las Vega, Nevada

February 14, 2001